Exhibit 99.1

A. H. Belo Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

DALLAS –  A. H. Belo Corporation (NYSE: AHC) today reported a  fourth quarter 2020 net loss of $1.7 million, or $(0.08) per share, and an operating loss of $4.0 million.  In the fourth quarter of 2019,  the Company reported a net loss of  $1.1 million, or $(0.05) per share, and an operating loss of $2.4 million.

For the fourth quarter of 2020, on a non-GAAP basis, A. H. Belo reported operating income adjusted for certain items (“adjusted operating income (loss)”)  of $0.5 million, an improvement of $0.4 million when compared to adjusted operating income of  $0.1 million reported in the fourth quarter of 2019.

For the full year 2020, the Company reported a net loss of $6.9 million, or $(0.32) per share, and an operating loss of $15.6 million.  For the full year 2019, the Company reported net income of $9.3 million, or $0.43 per fully diluted share, and operating income of $9.5 million. 2019 income was driven by a pretax gain of $25.9 million from the sale of real estate previously used as the Company’s headquarters.

For the full year 2020, on a non-GAAP basis, the Company reported an adjusted operating loss of $4.9 million, a decline of $2.8 million when compared to an adjusted operating loss of  $2.1 million reported for the full year 2019.

Robert W. Decherd, chairman, president and Chief Executive Officer, said, “The Company's business activities stabilized to some extent in the second half of 2020 as the effects of the pandemic became clearer, enabling our management teams to make further operating adjustments that will enable A. H. Belo and The Dallas Morning News to carry on during another year of challenging conditions in 2021. The Board views these two calendar years as a single time frame during which the Company is responding ably to significant revenue and market pressures.

A. H. Belo Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

March 8, 2021

“I am extraordinarily proud of the way every colleague has acclimated to the realities imposed by the pandemic. Working remotely since one year ago this month, our News Department, Belo + Company, and our business operations teams have excelled. The News Department has admirably fulfilled the vital, front-line role of providing meaningful news, information and insight when our region and our country have needed these most. Our 300-plus colleagues at the North Plant have worked tirelessly to print and distribute The News without missing a cycle, while tending to their personal situations away from work.

“Throughout 2020, the Board supported management's recommendations to continue making investments in operations that will enable the Company to emerge from the pandemic as a sustainably profitable digital news organization. Grant Moise and Katy Murray are leading efforts internally during 2021 aimed at defining this path forward.

“A key corporate objective for 2021 is to address the Company's compliance with New York Stock Exchange listing requirements. A. H. Belo became non-compliant at the end of the third quarter of 2020 when the Company did not meet the NYSE minimums for market capitalization and shareholders' equity. We have been in steady contact with the NYSE and are studying options to regain compliance. Management is discussing these with the Board and expects to have a plan for proceeding soon.

“The outstanding balance of the Company's note to Charter Holdings in connection with the 2019 sale of our former headquarters in Downtown Dallas is due on June 30 of this year. Charter made its most recent interest payment on the note timely and continues to confirm its commitment to fulfilling its obligation to A. H. Belo. However, new commercial real estate development everywhere has been impacted by the economic effects of the pandemic, so we are monitoring this situation closely and are in contact with Charter's principal.”

A. H. Belo Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

March 8, 2021

Fourth Quarter Results

Total revenue was $40.8 million in the fourth quarter of 2020,  a decrease of $6.0 million or 12.8 percent when compared to the fourth quarter of 2019.

Revenue from advertising and marketing services, including print and digital revenues, was $19.8 million in the  fourth quarter of 2020,  a decrease of $5.1 million or 20.4 percent when compared to the $24.9 million reported for the fourth quarter of 2019. The decline is primarily due to a  $3.7 million reduction in print advertising revenue, which has been significantly impacted by the COVID-19 pandemic.

Circulation revenue was $16.7 million, a decrease of $0.5 million or 2.8 percent when compared to the fourth quarter of 2019.  Home delivery revenue decreased 3.7 percent and single copy revenue decreased 25.7 percent, primarily due to the significantly reduced number of locations selling newspapers as a result of the pandemic, partially offset by an increase of $0.5 million or 39.7 percent in digital-only subscription revenue.

Printing, distribution and other revenue decreased $0.4 million,  or 9.5 percent, to $4.3 million, primarily due to a reduction in brokered and commercial printing, partially offset by an increase in shared mail packaging revenue.

Total consolidated operating expense in the fourth quarter of 2020, on a GAAP basis, was $44.8 million, an improvement of $4.4 million or 8.9 percent compared to the fourth quarter of 2019.  The improvement is primarily due to expense decreases  of $1.7 million in newsprint, ink and other supplies, $1.6 million in outside services, $0.5 million in distribution, $0.4 million in employee compensation and benefits, and $0.3 million in travel and entertainment.

A. H. Belo Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

March 8, 2021

In the fourth quarter of 2020, on a non-GAAP basis, adjusted operating expense was $46.1 million, an improvement of $2.6 million or 5.4 percent when compared to $48.7 million of adjusted operating expense in the fourth quarter of 2019. The improvement is primarily due to expense decreases in newsprint, distribution, employee compensation and benefits, and reductions from continued management of discretionary spending.

Full Year Results

Total revenue was $154.3 million for the full year 2020, a decrease of $29.3 million or 15.9 percent when compared to the prior year period.

Revenue from advertising and marketing services, including print and digital revenues, was $72.2 million in 2020, a decrease of $23.6 million or 24.7 percent when compared to the $95.9 million reported for the full year 2019. Print advertising revenue declined $15.9 million. Digital advertising and marketing services revenue decreased $7.7 million, primarily due to the termination of The Dallas Morning News’ affiliate relationship with Cars.com in September 2019.

Circulation revenue was $64.9 million, a decrease of $3.3 million or 4.9 percent when compared to the prior year period. Home delivery revenue decreased 5.5 percent and single copy revenue decreased 24.7 percent, primarily as a result of the pandemic, partially offset by an increase of $1.6 million or 32.0 percent in digital-only subscription revenue.

Printing, distribution and other revenue decreased $2.3 million, or 11.8 percent, to $17.2 million for the full year 2020,  primarily due to a reduction in brokered and commercial printing.

A. H. Belo Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

March 8, 2021

Total consolidated operating expense for the full year 2020, on a GAAP basis, was $169.9 million, an improvement of $4.2 million or 2.4 percent compared to full year 2019.  Excluding the 2019 gain of $25.9 million from the real estate sale, operating expense improved $30.1 million or 15.0 percent.  The improvement is primarily due to expense decreases of $8.4 million in employee compensation and benefits, $6.4 million in newsprint, ink and other supplies, $6.3 million in outside services, $2.0 million in depreciation, $1.4 million in distribution, $1.2 million in advertising and promotion, and $0.9 million in travel and entertainment.

For the full year 2020, on a non-GAAP basis, adjusted operating expense was $170.6 million, an improvement of $26.6 million or 13.5 percent when compared to $197.2 million of adjusted operating expense reported for full year 2019. The improvement is primarily due to expense decreases in employee compensation and benefits, newsprint, distribution, and reductions from continued management of discretionary spending including additional measures the Company has taken this year in order to mitigate the financial impact of the pandemic.

As of December 31, 2020,  the Company had 743 employees, a decrease of 87 or 10.5 percent when compared to the prior year period. Cash and cash equivalents were $42.0 million and the Company had no debt.

A. H. Belo Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

March 8, 2021

Non-GAAP Financial Measures

Reconciliations of operating income (loss) to adjusted operating income (loss), total net operating revenue to adjusted operating revenue, and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

A. H. Belo Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

March 8, 2021

Financial Results Conference Call

A. H. Belo Corporation will conduct a conference call on Tuesday, March 9, 2021, at 9:00 a.m. CST to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at www.ahbelo.com/invest.  An archive of the webcast will be available at www.ahbelo.com in the Investor Relations section.

To access the listen-only conference call, dial 1-844-291-5490 and enter the following access code when prompted: 5801403.  A replay line will be available at 1-866-207-1041 from 12:00 p.m. CST on March 9, 2021 until 11:59 p.m. CDT on March 15, 2021.  The access code for the replay is 3114516.

A. H. Belo Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

March 8, 2021

About A. H. Belo Corporation

A. H. Belo Corporation is the leading local news and information publishing company in Texas. The Company has a growing presence in emerging media and digital marketing, and maintains capabilities related to commercial printing, distribution and direct mail. A. H. Belo delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit www.ahbelo.com or email invest@ahbelo.com.

Statements in this communication concerning A. H. Belo Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, including statements of the Company’s expectations relating to its plans to regain NYSE compliance, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technological obsolescence; and the current and future impacts of the COVID-19 public health crisis. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

A. H. Belo Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
In thousands, except share and per share amounts (unaudited)	2020	2019	2020	2019
Net Operating Revenue:
Advertising and marketing services	$19,822	$24,899	$72,214	$95,856
Circulation	16,687	17,165	64,935	68,260
Printing, distribution and other	4,290	4,738	17,150	19,447
Total net operating revenue	40,799	46,802	154,299	183,563
Operating Costs and Expense:
Employee compensation and benefits	19,260	19,678	71,772	80,134
Other production, distribution and operating costs	21,050	23,473	80,008	90,673
Newsprint, ink and other supplies	2,150	3,829	10,168	16,570
Depreciation	1,696	1,975	7,016	8,983
Amortization	64	139	255	495
(Gain) loss on sale/disposal of assets, net	34	6	90	(24,540)
Asset impairments	563	116	563	1,709
Total operating costs and expense	44,817	49,216	169,872	174,024
Operating income (loss)	(4,018)	(2,414)	(15,573)	9,539
Other income, net	2,236	1,046	7,014	4,169
Income (Loss) Before Income Taxes	(1,782)	(1,368)	(8,559)	13,708
Income tax provision (benefit)	(43)	(272)	(1,687)	4,416
Net Income (Loss)	$(1,739)	$(1,096)	$(6,872)	$9,292

Per Share Basis
Net income (loss)
Basic and diluted	$(0.08)	$(0.05)	$(0.32)	$0.43
Number of common shares used in the per share calculation:
Basic and diluted	21,410,423	21,438,953	21,410,423	21,546,257

A. H. Belo Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
In thousands (unaudited)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$42,015	$48,626
Accounts receivable, net	16,562	18,441
Notes receivable	22,775	—
Other current assets	6,754	7,737
Total current assets	88,106	74,804
Property, plant and equipment, net	11,959	18,453
Operating lease right-of-use assets	20,406	21,371
Intangible assets, net	64	319
Deferred income taxes, net	76	50
Long-term note receivable	—	22,400
Other assets	2,604	3,648
Total assets	$123,215	$141,045
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,759	$6,103
Accrued compensation and other current liabilities	10,829	13,337
Contract liabilities	12,896	12,098
Total current liabilities	31,484	31,538
Long-term pension liabilities	18,520	23,039
Long-term operating lease liabilities	21,890	23,120
Other liabilities	4,913	5,611
Total liabilities	76,807	83,308
Total shareholders' equity	46,408	57,737
Total liabilities and shareholders’ equity	$123,215	$141,045

A. H. Belo Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
In thousands (unaudited)	2020	2019	2020	2019
Total net operating revenue	$40,799	$46,802	$154,299	$183,563
Total operating costs and expense	44,817	49,216	169,872	174,024
Operating Income (Loss)	$(4,018)	$(2,414)	$(15,573)	$9,539

Total net operating revenue	$40,799	$46,802	$154,299	$183,563
Addback:
Advertising contra revenue	5,643	1,897	11,043	11,013
Circulation contra revenue	110	84	315	452
Adjusted Operating Revenue	$46,552	$48,783	$165,657	$195,028

Total operating costs and expense	$44,817	$49,216	$169,872	$174,024
Addback:
Advertising contra expense	5,643	1,897	11,043	11,013
Circulation contra expense	110	84	315	452
Less:
Depreciation	1,696	1,975	7,016	8,983
Amortization	64	139	255	495
Severance expense	2,127	257	2,748	1,678
(Gain) loss on sale/disposal of assets, net	34	6	90	(24,540)
Asset impairments	563	116	563	1,709
Adjusted Operating Expense	$46,086	$48,704	$170,558	$197,164

Adjusted operating revenue	$46,552	$48,783	$165,657	$195,028
Adjusted operating expense	46,086	48,704	170,558	197,164
Adjusted Operating Income (Loss)	$466	$79	$(4,901)	$(2,136)

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, amortization, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

The Company adopted the new revenue guidance (Topic 606)  using the modified retrospective approach as of January 1, 2018. While the Company adjusts operating revenue and expense for non-GAAP presentation, these adjustments have no effect on adjusted operating income (loss).

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.